Exhibit (j) under Form N-1A
                                            Exhibit (23) under Item 601/Reg. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Trustees of Federated Stock Trust and Shareholders of Federated Stock Trust:


We consent to the use of our report dated December 22, 2006 for Federated Stock Trust, incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in the Statement of Additional Information.


                                        KPMG LLP

Boston, Massachusetts
December 26, 2006